Exhibit 10.1

SPONSOR SUPPORT AGREEMENT

This SPONSOR SUPPORT AGREEMENT (this “Agreement”) is made and entered into as of April 23, 2026, by and among MilunaC Technology Limited, a British Virgin Islands company (“Sponsor”), Miluna Acquisition Corp, a Cayman Islands exempted company (“Purchaser”), and Kukugan Invest, a Cayman Islands exempted company (“Parent”). Any capitalized term used but not defined in this Agreement will have the meaning ascribed to such term in the Business Combination Agreement (as defined below).

RECITALS

WHEREAS, contemporaneously herewith, Purchaser, Parent, and CADV Ventures S.A., a company incorporated under the laws of Poland and a wholly-owned Subsidiary of Parent (the “Company”) have entered into that certain Business Combination Agreement (the “Business Combination Agreement”) pursuant to which, upon the terms and subject to the conditions set forth in the Business Combination Agreement, Parent will merge with and into Purchaser, with Purchaser continuing as the surviving company, as a result of which the Company shall become a wholly-owned subsidiary of Purchaser (the “Merger” and, collectively with the other transactions contemplated by the Business Combination Agreement and the Ancillary Documents, the “Transactions”);

WHEREAS, Sponsor is, as of the date of this Agreement, the sole legal owner of 1,848,100 outstanding ordinary shares of the Purchaser (“Purchaser Ordinary Shares”) (such Purchaser Ordinary Shares owned by Sponsor, together with any additional shares of Purchaser Ordinary Shares or other Purchaser securities (including any securities convertible into or exercisable for Purchaser Ordinary Shares or other securities), whether by purchase, as a result of a share dividend, share split, recapitalization, combination, reclassification, exchange or change of such shares, or upon the exercise or conversion of any securities, acquired by the Sponsor after the date hereof and during the term of this Agreement being collectively referred to herein as the “Subject Securities”);

WHEREAS, in connection with Purchaser’s initial public offering, Purchaser, Sponsor and certain other parties thereto entered into a letter agreement, dated October 22, 2025 (and, together with a joinder to the letter agreement, dated February 25, 2026, the “Letter Agreement”), pursuant to which Sponsor and certain other parties thereto agreed to certain voting requirements, transfer restrictions and waiver of redemption rights with respect to the securities of Purchaser owned by them; and

WHEREAS, in order to induce Parent and the Company to enter into the Business Combination Agreement and consummate the Transactions, Sponsor is executing and delivering this Agreement.

NOW, THEREFORE, in consideration of the foregoing, which are incorporated into this Agreement as if fully set forth below, and of the mutual covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereby agree as follows:

1. Agreement to Vote. Sponsor, with respect to the Subject Securities, hereby agrees (and agrees to execute such documents or certificates evidencing such agreement as Parent may request in connection therewith), irrevocably and unconditionally, to:

(a) when any meetings of the shareholders of Purchaser are held, appear at such meeting or otherwise cause the Subject Securities to be counted as present thereat for the purpose of establishing a quorum;

(b) vote at any meetings of the shareholders of Purchaser, and in any action by written consent of the shareholders of Purchaser, all of the Subject Securities (i) in favor of the approval and adoption of the Business Combination Agreement, the Ancillary Documents and the Transactions, (ii) in favor of Purchaser Shareholder Approval Matters and any other matter reasonably necessary to the consummation of the Transactions and considered and voted upon by the shareholders of Purchaser, and (iii) against (A) any Acquisition Proposal relating to an Alternative Transaction with respect to Purchaser and any and all other proposals (x) for a Business Combination involving Purchaser with other Person(s) (y) that could reasonably be expected to in any material respect delay or impair the ability of Purchaser to consummate any of the Transactions, or (z) which are in competition with or materially inconsistent with the Business Combination Agreement or the Ancillary Documents or (B) any action or proposal involving Purchaser or Sponsor that is intended, or would reasonably be expected to prevent, impede, interfere with, delay, postpone or adversely affect in any material respect the Transactions or would reasonably be expected to result in any of the conditions to the Closing under the Business Combination Agreement not being fulfilled;

(c) execute and deliver all related documentation and take such other action in support of the Business Combination Agreement, the Ancillary Documents and the Transactions, as shall reasonably be requested by Parent, in order to carry out the terms and provision of this Section 1, including, without limitation, the execution and delivery of any applicable Ancillary Documents, customary instruments of conveyance and transfer, and any consent, waiver, governmental filing, and any similar or related documents; and

(d) except as contemplated by the Business Combination Agreement or the Ancillary Documents, make, or in any manner participate in, directly or indirectly, a “solicitation” of “proxies” or consents (as such terms are used in the rules of the SEC) or powers of attorney or similar rights to vote (other than a proxy granted to a representative of Sponsor to attend the vote of a meeting which is voted in accordance with this Agreement).

2. No Transfer. Sponsor agrees that it shall not, and shall cause its Affiliates not to, except as otherwise contemplated pursuant to the Business Combination Agreement, directly or indirectly, (a) sell, assign, transfer (including by operation of law), redeem, pledge, distribute, dispose of or otherwise encumber any of the Subject Securities (collectively, a “Transfer”) or otherwise agree to do any of the foregoing (unless the transferee agrees to be bound by this Agreement), (b) deposit any Subject Securities into a voting trust, enter into a voting agreement or arrangement or grant any proxy or power of attorney with respect thereto (other than a proxy granted to a representative of Sponsor to attend and vote at a meeting which is voted in accordance with this Agreement), (c) or enter into any contract, option, derivative, hedging or other agreement or arrangement or understanding (including any profit-sharing arrangement) with respect to, or consent to, a Transfer of any Subject Securities, or (d) take any action that would have the effect of preventing, impeding, interfering with or adversely affecting its ability to perform its obligations hereunder.

3. No Redemption. Sponsor irrevocably and unconditionally agrees that, from the date hereof and until the termination of this Agreement, Sponsor shall not elect to cause or demand that Purchaser redeem any Purchaser Ordinary Shares now or at any time legally or beneficially owned by Sponsor, or submit, tender, or surrender any of its Subject Securities for redemption.

4. Waiver of Anti-Dilution Protection. Sponsor hereby waives (and agrees to execute such documents or certificates evidencing such waiver as Purchaser, Parent and/or the Company may reasonably request), forfeits, surrenders and agrees not to exercise, assert or claim, to the fullest extent permitted by applicable Law, any anti-dilution protection (if any) pursuant to Purchaser’s Organizational Documents in connection with the transactions contemplated by this Agreement, the Business Combination Agreement and any other Ancillary Document. Sponsor acknowledges and agrees that (i) this Section 4 shall constitute written consent waiving, forfeiting and surrendering the adjustment anti-dilution protection pursuant to Purchaser’s Organizational Documents in connection with the transactions contemplated by this Agreement, the Business Combination Agreement and any other Ancillary Document; and (ii) such waiver, forfeiture and surrender granted hereunder shall only terminate upon the termination of this Agreement.

5. Letter Agreement. Sponsor and Purchaser shall comply with, and fully perform all of its obligations, covenants, and agreements set forth in the Letter Agreement. Without the prior written consent of the Company, Sponsor and Purchaser hereby agree that from the date hereof until the termination of this Agreement, neither of them shall, or shall agree to, amend, modify or vary the Letter Agreement, except as otherwise provided for under this Agreement, the Business Combination Agreement or any Ancillary Documents. In the event of a conflict between the Letter Agreement and this Agreement, the terms and conditions of this Agreement shall control.

6. Representations and Warranties. Sponsor represents and warrants to Parent and the Company as follows:

(a) Sponsor has received and reviewed a copy of the Business Combination Agreement and this Agreement and has had the opportunity to consult with its tax and legal advisors.

(b) The execution, delivery and performance by Sponsor of this Agreement and the consummation by Sponsor of the transactions contemplated hereby do not and will not (i) conflict with or violate any Law or Order applicable to Sponsor or any agreement to which Sponsor is bound, (ii) require any consent, approval or authorization of, declaration, filing or registration with, or notice to, any person or entity, (iii) result in the creation of any Lien on any Subject Securities (other than pursuant to this Agreement or transfer restrictions under applicable securities Laws, the Organizational Documents of the Purchaser and Sponsor, the Letter Agreement, or the SEC Reports available on the SEC’s website through EDGAR), or (iv) conflict with or result in a breach of or constitute a default under any provision of the Organizational Documents of Sponsor, if and as applicable.

(c) Sponsor owns of record and has good, valid and marketable title to all of the Subject Securities free and clear of any Lien (other than pursuant to this Agreement or transfer restrictions under applicable securities Laws, the Organizational Documents of the Purchaser and Sponsor, the Letter Agreement, or the SEC Reports available on the SEC’s website through EDGAR) and has the sole power (as currently in effect) to vote the Subject Securities and has the full right, power and authority to sell, transfer and deliver the Subject Securities. Sponsor does not own, directly or indirectly, (i) any other Purchaser Ordinary Shares other than the Subject Securities or (ii) any options, warrants or other rights to acquire any additional Purchaser Ordinary Shares or any security exercisable for or convertible into the Purchaser Ordinary Shares other than the Subject Securities.

(d) Sponsor is duly organized, validly existing and in good standing under the Laws of the jurisdiction in which it is organized, and has the power, authority and capacity to execute, deliver and perform this Agreement, and this Agreement has been duly authorized, executed and delivered by such Sponsor.

(e) This Agreement has been duly executed and delivered by Sponsor and, assuming due authorization, execution and delivery by the other parties to this Agreement, this Agreement constitutes a legally valid and binding obligation of Sponsor, enforceable against Sponsor in accordance with the terms hereof (except as enforceability may be limited by bankruptcy Laws, other similar Laws affecting creditors’ rights and general principles of equity affecting the availability of specific performance and other equitable remedies).

(f) There is no Action pending, or, to the Knowledge of Sponsor, threatened, against Sponsor in writing that would reasonably be expected to materially impair the ability of Sponsor to perform its obligations hereunder or to consummate the transactions contemplated by this Agreement or the Transactions.

(g) Sponsor has never been suspended or expelled from membership in any securities or commodities exchange or association or had a securities or commodities license or registration denied, suspended or revoked.

(h) Except as set forth in Purchaser Disclosure Schedule, no broker, finder, investment banker or other Person is entitled to any brokerage fee, finders’ fee or other commission in connection with this Agreement or any of the respective transactions contemplated hereby, based upon arrangements made by or on behalf of Sponsor.

7. Other Covenants and Agreements.

(a) Sponsor agrees to and shall be bound by and subject to Section 6.6 (No Solicitation), Section 6.12 (Public Announcements), Section 6.13 (Confidential Information), and Section 9.1 (Waiver of Claims Against Trust) of the Business Combination Agreement to the same extent as such provisions apply to Purchaser, as if Sponsor was directly party thereto.

(b) Sponsor hereby waives, and agrees not to assert or perfect, any rights of appraisal or rights to dissent from the Business Combination that Sponsor may have by virtue of ownership of the Subject Securities and agrees not to commence or participate in any claim, derivative or otherwise, against Purchaser relating to the negotiation, execution or delivery of this Agreement or the Business Combination Agreement or the consummation of the Business Combination.

(c) Sponsor agrees not to take or agree or commit to take any action that would make any representation or warranty of such Sponsor contained in this Agreement inaccurate in any material respect. Such Sponsor further agrees that it shall use its reasonable best efforts to cooperate with Parent, the Company, and Purchaser to effect the Transactions, the Business Combination Agreement, the Ancillary Documents, and the provisions of this Agreement.

(d) Sponsor hereby consents to the publication and disclosure in the Form F-4 or S-4, as applicable, and the Proxy Statement (and, as and to the extent otherwise required by applicable securities Laws or the SEC or any other securities authorities, any other documents or communications provided by Purchaser to any Authority or to securityholders of Purchaser) of such Sponsor’s identity and beneficial ownership of the Subject Securities and the nature of such Sponsor’s commitments, arrangements and understandings under and relating to this Agreement and, if deemed appropriate by Parent or the Purchaser, a copy of this Agreement. Sponsor will promptly provide any information reasonably requested by Parent or the Purchaser for any regulatory application or filing made or approval sought in connection with the Transactions (including filings with the SEC). Sponsor shall not issue any press release or otherwise make any public statements with respect to the Transactions or the transactions contemplated herein without the prior written approval of the Purchaser and Parent.

8. Termination. Other than Section 5, which shall terminate in accordance with the terms of the Letter Agreement, this Agreement, and the obligations of Sponsor under this Agreement shall automatically terminate upon the earliest of: (a) the Effective Time; (b) the termination of the Business Combination Agreement in accordance with its terms; or (c) the mutual written agreement of Parent, the Company and Purchaser. Other than pursuant to (i) Section 5, which shall terminate in accordance with the terms of the Letter Agreement, upon termination or expiration of this Agreement, no party shall have any further obligations or liabilities under this Agreement; provided, however, such termination or expiration shall not relieve any party from liability for any willful breach of this Agreement occurring prior to its termination.

9. Miscellaneous.

(a) Except as otherwise provided herein or in the Business Combination Agreement or any Ancillary Document, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses, whether or not the transactions contemplated hereby are consummated.

(b) All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by telecopy, e-mail, facsimile or other electronic means, with affirmative confirmation of receipt, one (1) Business Day after being sent, if sent by reputable, nationally recognized overnight courier service, or three (3) Business Days after being mailed, if sent by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 9(b)):

If to Purchaser at or prior to the Closing, to:

Miluna Acquisition Corp

12F, No. 43, Cheng Kong Road, Sec. 4, Neihu

Taipei, Taiwan

Attn: Hao Yuan

Email: [Redacted]

with a copy (which shall not constitute notice) to:

Hunter Taubman Fisher & Li LLC

950 Third Avenue, 19th Floor

New York, New York 10022

Attn: Sally Yin, Esq.

Email: sally.yin@htflawyers.com

If to Sponsor, to:

MilunaC Technology Limited

c/o Miluna Acquisition Corp

12F, No. 43, Cheng Kong Road, Sec. 4, Neihu

Taipei, Taiwan

Attn: Hao Yuan

Email: [Redacted]

with a copy (which shall not constitute notice) to:

Hunter Taubman Fisher & Li LLC

950 Third Avenue, 19th Floor

New York, New York 10022

Attn: Sally Yin, Esq.

Email: sally.yin@htflawyers.com

If to Parent or the Company, to:

CADV Ventures S.A.

Plac Powstańców Warszawy 2

00-030 Warsaw, Poland

Attn: Shang Ju Lin

Email: [Redacted]

with a copy (which shall not constitute notice) to:

Rimôn PC

1050 Connecticut Avenue, NW Suite 500

Washington, DC, 20036

Attn: Deborrah Klis; Mark Lee

Email: deborrah.klis@rimonlaw.com; mark.c.lee@rimonlaw.com

(c) If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

(d) This Agreement, the Business Combination Agreement and the Ancillary Documents constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof. This Agreement shall not be assigned (whether pursuant to a merger, by operation of law or otherwise).

(e) This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

(f) The parties hereto agree that irreparable damage may occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or in equity. Each of the parties agrees that it shall not oppose the granting of an injunction, specific performance, and other equitable relief when expressly available pursuant to the terms of this Agreement on the basis that the other parties have an adequate remedy at law or an award of specific performance is not an appropriate remedy for any reason at law or equity. Any party seeking an injunction or injunctions to prevent breaches or threatened breaches of, or to enforce compliance with this Agreement when expressly available pursuant to the terms of this Agreement shall not be required to provide any bond or other security in connection with any such Order.

(g) This Agreement shall be governed by, and construed in accordance with, the Laws of the State of New York applicable to contracts executed in and to be performed in that State without giving effect to principles or rules of conflict of laws to the extent such principles or rules would require or permit the application of Laws of another jurisdiction. All actions, suits or proceedings (collectively, “Action”) arising out of or relating to this Agreement shall be heard and determined exclusively in any federal or state court having jurisdiction located in New York, New York (or in any appellate courts thereof) (the “Specified Courts”). The parties hereto hereby (i) submit to the exclusive jurisdiction of federal or state courts within the State of New York for the purpose of any Action arising out of or relating to this Agreement brought by any party hereto, and (ii) irrevocably waive, and agree not to assert by way of motion, defense, or otherwise, in any such Action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the Action is brought in an inconvenient forum, that the venue of the Action is improper, or that this Agreement or the transactions contemplated hereunder may not be enforced in or by any Specified Court. Each party agrees that a final judgment in any Action shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. Each party irrevocably consents to the service of the summons and complaint and any other process in any other action or proceeding relating to the transactions contemplated by this Agreement, on behalf of itself, or its property, by personal delivery of copies of such process to such party at the applicable address set forth in Section 9(b). Nothing in this Section shall affect the right of any party to serve legal process in any other manner permitted by applicable law.

(h) WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY HERETO (i) CERTIFIES THAT NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY ACTION, SEEK TO ENFORCE THAT FOREGOING WAIVER AND (ii) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

(i) This Agreement may be executed and delivered (including by facsimile or electronic portable document format (.pdf) transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

(j) Without further consideration, each party shall use commercially reasonable efforts to execute and deliver or cause to be executed and delivered such additional documents and instruments and take all such further action as may be reasonably necessary or desirable to consummate the transactions contemplated by this Agreement.

(k) This Agreement shall not be effective or binding upon Sponsor until such time as the Business Combination Agreement is executed by each of the parties thereto.

(l) If, and as often as, there are any changes in Purchaser or Purchaser Ordinary Shares by way of stock split, stock dividend, combination or reclassification, or through merger, consolidation, reorganization, recapitalization or business combination, or by any other means, equitable adjustment shall be made to the provisions of this Agreement as may be required so that the rights, privileges, duties and obligations hereunder shall continue with respect to Purchaser, Sponsor and the Subject Securities as so changed, and the term “Subject Securities” shall be deemed to refer to and include the Subject Securities as well as all such stock dividends and distributions and any securities into which or for which any or all of the Subject Securities may be changed or exchanged or which are received in such transaction.

(m) The titles and subtitles used in this Agreement are for convenience only and are not to be considered in construing or interpreting this Agreement. In this Agreement, unless the context otherwise requires: (i) any pronoun used in this Agreement shall include the corresponding masculine, feminine, or neuter forms, and the singular form of nouns, pronouns, and verbs shall include the plural and vice versa; (ii) “including” (and with correlative meaning “include”) means including without limiting the generality of any description preceding or succeeding such term and shall be deemed in each case to be followed by the words “without limitation”; (iii) the words “herein,” “hereto,” and “hereby” and other words of similar import in this Agreement shall be deemed in each case to refer to this Agreement as a whole and not to any particular section or other subdivision of this Agreement; and (iv) the term “or” means “and/or”. The parties have participated jointly in the negotiation and drafting of this Agreement. Consequently, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

(n) Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance, and either retroactively or prospectively) only with the written consent of Purchaser, Parent, the Company and Sponsor. No failure or delay by a party in exercising any right hereunder shall operate as a waiver thereof. No waivers of or exceptions to any term, condition, or provision of this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such term, condition, or provision.

(o) Each party shall be responsible for its own fees and expenses (including the fees and expenses of investment bankers, accountants and counsel) in connection with the entering into of this Agreement, the performance of its obligations hereunder and the consummation of the transactions contemplated hereby; provided, that in the event of any Action arising out of or relating to this Agreement, the non-prevailing party in any such Action will pay its own expenses and the reasonable documented out-of-pocket expenses, including reasonable attorneys’ fees and costs, reasonably incurred by the prevailing party.

(p) This Agreement is intended to create a contractual relationship among Sponsor, Parent, the Company and Purchaser, and is not intended to create, and does not create, any agency, partnership, joint venture, or any like relationship among the parties hereto or among any other shareholders of Purchaser entering into voting agreements with Parent, the Company or Purchaser. Sponsor has acted independently regarding its decision to enter into this Agreement. Nothing contained in this Agreement shall be deemed to vest in Parent, the Company or Purchaser any direct or indirect ownership or incidence of ownership of or with respect to any Subject Securities.

[Signature pages follow]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

PURCHASER:

MILUNA ACQUISITION CORP

By:	/s/ Hao Yuan
Name:	Hao Yuan
Title:	Chief Executive Officer

SPONSOR:

MILUNAC TECHNOLOGY LIMITED

By:	/s/ Hao Yuan
Name:	Hao Yuan
Title:	Director

PARENT:

KUKUGAN INVEST

By:	/s/ Shang Ju Lin
Name: Title:	Shang Ju Lin Director

[Signature Page to Sponsor Support Agreement]